Exhibit (a)(1)(E)

Offer to Purchase for Cash

All Outstanding Shares of

Common Stock

of

VNUS Medical Technologies, Inc.

at

$29.00 Net Per Share of Common Stock

Pursuant to the Offer to Purchase

Dated May 18, 2009

by

Covidien Delaware Corp.

a wholly owned subsidiary of

Covidien Group S.a.r.l.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 9:00 A.M., NEW YORK CITY TIME, ON JUNE 17, 2009, UNLESS THE OFFER IS EXTENDED.

To Our Clients:	May 18, 2009

Enclosed for your consideration is an Offer to Purchase, dated May 18, 2009 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitutes the “Offer”) relating to the offer by Covidien Delaware Corp., a Delaware corporation (the “Purchaser”) and wholly owned subsidiary of Covidien Group S.a.r.l., a Luxembourg company (“Covidien Group”), to purchase all outstanding shares of common stock, par value $0.001 per share (the “Shares”), of VNUS Medical Technologies, Inc., a Delaware corporation (“VNUS”), at a price of $29.00 per share, net to the seller in cash, for each outstanding Share (such price, or any higher price per share as may be paid pursuant to the Offer, is referred to in this letter as the “Offer Price”) less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase.

WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US (OR OUR NOMINEES) AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES.

We request instructions as to whether you wish to tender any or all of the Shares held by us for your account according to the terms and conditions set forth in the Offer.

Your attention is directed to the following:

1.	The purchase price offered by the Purchaser is $29.00 per share, net to the seller in cash without interest, for each outstanding Share less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer to Purchase.

2.	The Offer is being made for all outstanding Shares.

3.	The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of May 7, 2009 (the “Merger Agreement”), among Covidien Group, the Purchaser and VNUS, pursuant to which, following the consummation of the Offer and the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into VNUS, with the surviving entity, VNUS, becoming a direct wholly owned subsidiary of Covidien Group (the “Merger”). In the Merger, each outstanding Share (other than Shares owned by Covidien Group, the Purchaser or VNUS or by stockholders, if any, who are entitled to and properly exercise appraisal rights under Delaware law) will be converted into the right to receive the Offer Price in cash, without interest thereon.

4.	At a meeting held on May 7, 2009, the Board of Directors of VNUS unanimously (i) determined that the Offer and the Merger are in the best interests of VNUS and its stockholders and declared the Merger Agreement advisable; (ii) approved the Merger Agreement, the Offer, the Merger and the transactions contemplated by the Merger Agreement; and (iii) recommended that the stockholders of VNUS accept the Offer and tender their Shares in the Offer and if, required by applicable law, vote for the adoption of the Merger Agreement and thereby approve the Merger.

5.	THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 9:00 A.M., NEW YORK CITY TIME, ON JUNE 17, 2009, UNLESS THE OFFER IS EXTENDED BY THE PURCHASER.

6.	The Offer is not subject to a financing condition. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares which, when added to any Shares owned by the Purchaser and Covidien Group, represents a majority of the issued and outstanding Shares (which, for purposes of such calculation, includes all Shares underlying restricted stock units and Shares that VNUS may be required to issue pursuant to options that are outstanding at that date, regardless of the exercise price, the vesting schedule or other terms and conditions thereof), and the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, having expired or been terminated. The Offer is also conditioned upon the satisfaction of other conditions set forth in “The Tender Offer — Section 14 — Certain Conditions of the Offer” of the Offer to Purchase.

7.	Tendering stockholders will not be obligated to pay brokerage fees or commissions to the Depositary (as defined below) or D.F. King & Co., Inc., which is acting as the Information Agent for the Offer, or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Purchaser in the Offer. However, U.S. federal income tax backup withholding (currently 28%) may be required unless an exemption applies and adequate documentation of the exemption is provided to the Depositary or unless the required taxpayer identification information and certain other certifications are provided to the Depositary. See Instruction 9 of the Letter of Transmittal.

Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf before the expiration of the Offer.

If you wish to have us tender any of or all the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE SCHEDULED EXPIRATION OF THE OFFER.

In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by Computershare Trust Company, N.A. (the “Depositary”) of (a) Share certificates (or a timely Book-Entry Confirmation) (as defined in the Offer to Purchase), (b) a properly completed and duly executed Letter of Transmittal, with any required signature guarantees (or, in the case of a book-entry transfer effected pursuant to the procedures set forth in Section 2 of the Offer to Purchase, an Agent’s Message (as defined in the Offer to Purchase) in lieu of a Letter of Transmittal) and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when Share certificates or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE FOR THE SHARES TENDERED, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING PAYMENT.

The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction or any administrative or judicial action pursuant thereto. However, the Purchaser may take such action as it deems necessary to make the Offer in any jurisdiction and extend the Offer to holders of such Shares in such jurisdiction.

INSTRUCTIONS WITH RESPECT TO THE

OFFER TO PURCHASE FOR CASH

All Outstanding Shares of

Common Stock

of

VNUS Medical Technologies Inc.

by

Covidien Delaware Corp.

a wholly owned subsidiary of

Covidien Group S.a.r.l

The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase, dated May 18, 2009 (the “Offer to Purchase”), and the related Letter of Transmittal relating to shares of common stock, par value $0.001 per share, (the “Shares”), of VNUS Medical Technologies, Inc., a Delaware corporation.

This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

NUMBER OF SHARES TO BE TENDERED:*	SIGN HERE

(Signature(s))

Please Type or Print Name(s)

Please Type or Print Name(s)

Area Code and Telephone Number

Tax Identification Number or Social Security Number

Dated:

*	Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.